EXHIBIT 32.5

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2006 of The PNC Financial Services Group, Inc. (Corporation) as amended by Amendment No. 1 thereto and by Amendment No. 2 thereto on Form 10-K/A filed with the Securities and Exchange Commission on the date hereof (Report), I, James E. Rohr, Chairman and Chief Executive Officer of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation for the dates and periods covered by the Report.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Corporation with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.

/s/ James E. Rohr

James E. Rohr
Chairman and Chief Executive Officer
February 5, 2008